SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                      McMoRan OIL & GAS CO.
     (Exact name of registrant as specified in its charter)


          Delaware                                    72-1266477
   (State of incorporation                         (I.R.S. Employer
      or organization)                          Identification Number)



1615 Poydras Street, New Orleans, Louisiana                 70112
 (Address of principal executive offices)                 (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                               NONE

Securities to be registered pursuant to Section 12(g) of the Act:

             Title of each class to be so registered:

                              Rights




Item 1.  Description of Registrant's Securities to be Registered.

      The information set forth in Amendment No. 2 of the Registration Statement on Form S-3 of the Registrant filed on September 2, 1997 with the Securities and Exchange Commission (Registration No. 333-31279) under the heading "THE RIGHTS OFFERING" is incorporated herein by reference.

Item 2.  Exhibits.

1) Description of the Registrants' rights under the heading "THE RIGHTS OFFERING" in Amendment No. 2 to the Registration Statement on Form S-3 (the "Registration Statement") filed on September 2, 1997 (File No. 333-31279). Incorporated by reference to the Registration Statement.

2) Standby Purchase Agreement dated as of July 14, 1997 between McMoRan Oil & Gas Co. and Freeport-McMoRan Resource Partners, Limited Partnership. Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K dated as of July 14, 1997.


                              SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                           McMoRan OIL & GAS CO.


                           By:   /s/Michael C. Kilanowski, Jr.
                                ------------------------------
                                    Michael C. Kilanowski, Jr.
                                           Secretary

Date:  October 8, 1997


                                EXHIBIT INDEX



                                                              Sequentially
      Exhibit                                                   Numbered
       Number    Description                                      Page

         1       Description of the Registrants' rights
                 under the heading "THE RIGHTS OFFERING"
                 in Amendment No. 2 to the Registration
                 Statement on Form S-3 (the "Registration
                 Statement") filed on September 2, 1997
                 (File No. 333-31279).  Incorporated by
                 reference to the Registration Statement.

         2       Standby Purchase Agreement dated as of
                 July 14, 1997 between McMoRan Oil & Gas
                 Co. and Freeport-McMoRan Resource
                 Partners, Limited Partnership.
                 Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form
                 8-K dated as of July 14, 1997.